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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan of our report dated January 22, 1999, except for Note 11 as to which the date is February 10, 1999, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

Seattle, Washington
May 17, 1999



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